Exhibit 10.5

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of January 1, 2015 (the “Effective Date”) by and between ClickStream Corporation., a Nevada corporation (the “Company”), and Michael J O’Hara, an individual (“Consultant”), and has been approved by Company’s Board of Directors. Mr. O’Hara will retain the title of Chairman of the Board and President.

Recitals:

WHEREAS, Consultant has significant experience in the technology and Internet business (the “Business”) and the Company believes that Consultant’s experience, vision and strategic planning abilities in the Business will be valuable in enabling the Company to continue the growth and development of the Company’s Business (as defined below); and

NOW, THEREFORE, in consideration of the premises and mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.

(a)           “Affiliate” means any Person (as defined below) that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified or, directly or indirectly, is related to or otherwise associated with any such Person.

(b)           “Company” includes the Company’s subsidiaries, divisions and Affiliates as they may exist from time to time.

(c)           “Company’s Business” means the Company’s current business of Internet technology, and such further businesses as the Company may enter into during the Term (as defined below).

(d)           “Confidential Information” means information that would constitute a trade secret under the Uniform Trade Secrets Act or that otherwise is not generally known to the public and that is developed, owned or obtained and kept confidential by the Company, including, without limitation, information developed by Consultant in the course of performing the Consulting Services (as defined below) and the Company’s non-public technical, marketing, financial, customer and sales information.

(e)           “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality of a government or political subdivision.

(f)           “Work Product” means (i) any and all discoveries, inventions and know how, including, without limitation, any and all test data, findings, designs, machines, devices, apparatus, compositions, methods or processes, or any improvements of the foregoing, made, conceived, discovered or developed by Consultant, whether alone or in conjunction with others, which arise solely out of the performance of the Consulting Services or that are derived from, are based upon or utilize in any way any proprietary information, data, materials or products belonging to the Company, whether during or after the termination of this Agreement; and (ii) all documents, reports or materials of any kind prepared by Consultant in performing the Consulting Services.

2.             Services and Compensation.

(a)          The Company hereby retains Consultant to furnish the Company with Consultant’s unique expertise, advice, consulting and personal services in connection with the Business render the Consulting Services at such times and locations, upon reasonable notice, whether by telephone or in person, as Consultant and the Company shall mutually agree upon in good faith and Consultant shall devote such time and attention as is necessary for him to perform the Consulting Services successfully.

(b)          The Consulting Services shall include, without limitation, the following:

(i)            consulting with the Company regarding the overall strategic direction of the Company’s Business;

(ii)          consulting with the Company to review and advise on its overall product development organization, processes and practices;

(iii)         consulting with the Company to review and advise on its weekly progress through frequent telephone conference with key ClickStream’s technical personnel;

(iv)         consulting with the Company to review and advise on its written plans to integrate, test and deploy its products and services;

(v)          meeting with current and prospective investors and clients to help explain and market the technology;

(vi)         such other services as Consultant and the Company may mutually agree upon, including but not limited to, identifying applicable technology in the marketplace and establishing strategic alliances; and

As compensation for the aforementioned services, and as payment in full for all past due salary due Consultant for previous services rendered to Company, including interest, Consultant shall receive $3,000 per month, payable on the first of each month.

Consultant agrees that all Work Product (as defined herein), shall remain the sole and exclusive property of ClickStream, and Consultant agrees that he will not use this information for competitive purposes.

Consultant shall perform all Consulting Services on behalf of the Company in a timely, diligent and professional manner in accordance with the highest commercial industry standards.

3.             Independent Contractor.

(a)           Consultant is and will at all times be and remain an independent contractor. Consultant is free to exercise Consultant’s own judgment as to the manner and method of providing the Consulting Services to the Company, subject to applicable laws and requirements reasonably imposed by the Company.

(b)           Consultant acknowledges and agrees that Consultant will not be treated as an employee for purposes of federal, state or local income tax withholding, and unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Worker’s Compensation law of any State and for purposes of benefits provided to employees of the Company under any employee benefit plan.

(c)           Consultant acknowledges and agrees that as an independent contractor, Consultant is required to pay any applicable taxes on the fees paid to Consultant.

4.             No Use of Others’ Rights. Consultant represents and warrants that Consultant can perform the Consulting Services, independent of any confidential and proprietary information owned by a third party, including, without limitation, patents, copyrights, trademarks, service marks, trade names, slogans, logos, copyrights, designs, sketches, ideas, persona, images (e.g., photographs, computerized graphics, etc.) or publicity rights.

5.             Documentation. In connection with the provision of Consulting Services, Consultant shall provide to the Company, upon the Company’s request: (a) all information, documents and other materials generated through providing the Consulting Services; and (b) oral reports regarding the progress of the Consulting Services rendered.

6.             Confidentiality. With the exception of consultation with ClickStream, Consultant shall keep in strict confidence, and will not, directly or indirectly, at any time, while a Consultant or after his association with the Company, disclose, furnish, disseminate, make available or, except in the course of performing his duties as a Consultant under this Agreement, use any Confidential Information, acquired by Consultant during the Term. Consultant specifically acknowledges that: (a) the Confidential Information, whether reduced to writing, maintained on any form of electronic media, or maintained in the mind or memory of Consultant and whether compiled by the Company or Consultant derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from their disclosure or use; (b) reasonable efforts have been put forth by the Company to maintain the secrecy of such information; (c) such information is and will remain the sole property of the Company; and (d) any retention and use of such information during or after the termination of this Agreement (except in the course of performing his obligations under this Agreement) will constitute a misappropriation of the Company’s trade secrets.

7.             Trade Secrets and Confidential Information. Consultant acknowledges and agrees that, in the performance of his duties under this Agreement, he will be brought into frequent contact, either in person, by telephone or through the mails, with existing and potential business partners, investment bankers, investors, and other customers of the Company. Consultant also agrees that any Confidential Information gained by Consultant during his association with the Company has been developed by the Company through substantial expenditures of time and money and constitutes valuable and unique property of the Company. Consultant further understands and agrees that the foregoing makes it necessary for the protection of the Company’s Business that Consultant not compete with the Company during the term of the Agreement, as further provided in the following sections.

8.             Noncompetition During Term. During the Term, Consultant shall not, individually or through any Affiliate of Consultant, in any of the United States of America, Puerto Rico, the Virgin Islands, Canada or any other country in the world:

(a)           enter into or engage in any business that competes with the Company’s Business;

(b)           solicit customers, active prospects, business or patronage for any business that competes with the Company’s Business or sell any products or services for any business that competes with the Company’s Business;

(c)           solicit, divert, entice or otherwise take away any customers, former customers, active prospects, business, patronage or orders of the Company or attempt to do so; or

(d)           promote or assist, financially or otherwise, any Person engaged in any business that competes with the Company’s Business.

9.             Nonsolicitation. Consultant shall not, and shall not cause any of his Affiliates to, directly or indirectly, at any time solicit or induce or attempt to solicit or induce any employee, representative, agent or consultant of the Company to terminate his, or its employment, representation or other association with the Company.

10.           Noncompetition - Direct or Indirect. Consultant will be in violation of Sections 6, 7, 8 and 9 if he engages in any or all of the activities set forth in those sections directly as an individual on his own account, or indirectly for any other Person and whether as partner, joint venturer, employee, agent, salesperson, consultant, officer or director of any Person or as an equity holder of any Person in which Consultant or Consultant’s spouse, child or parent owns, directly or indirectly, any of the equity interests; provided, however, that nothing herein shall prohibit Consultant or Consultant’s spouse, child or parent from acquiring or holding any issue of stock or securities of any business, individual, partnership, firm or corporation (each an “Entity”) which has any securities listed on a national securities exchange or quoted daily in the listing of over-the-counter market securities, provided that at any one time Consultant and his spouse, child or parent do not own more than 5% of the voting securities of any such Entity.

11.           Disclosure Obligation. Consultant shall, upon the Company’s request, disclose fully and promptly to the Company any and all written Work Product.

12.           Assignment. All Work Product is deemed a “work for hire” in accordance with the U.S. Copyright Act and is owned exclusively by the Company. If, and to the extent, any of the Work Product is not considered a “work for hire,” Consultant shall, without further compensation, assign to the Company and does hereby assign to the Company, Consultant’s entire right, title and interest in and to all Work Product. At the Company’s expense and at the Company’s request, Consultant shall provide reasonable assistance and cooperation, including, without limitation, the execution of documents in order to obtain, enforce or maintain the Company’s proprietary rights in the Work Product throughout the world. Consultant appoints the Company as its agent and grants the Company a power of attorney for the limited purpose of executing all such documents.

13.           Publication. Consultant shall not publish or submit for publication, or otherwise disclose to any Person other than the Company, any data or results from Consultant’s work on behalf of the Company without the prior written consent of the Company.

14.           Term And Termination.

(a)           Unless earlier terminated pursuant to Section 14(b), the term of this Agreement commences on the Effective Date and continues for two calendar years (the “Term”).

(b)           In the event that Consultant breaches, or fails to comply with, any of the provisions of this Agreement, the Company, upon ten (10) business days prior written notice to Consultant specifying the nature of the breach or failure to comply, has the right to terminate this Agreement within ten (10) business days after the giving of such written notice to Consultant. Consultant shall have the right to correct any breach within the time period set forth.

(c)           Upon termination of this Agreement, Consultant shall return, in good condition, all property of the Company, including, without limitation, all tangible embodiments of the Confidential Information.

(d)           The obligations of the Company and Consultant set forth in this Agreement that by their terms extend beyond or survive the termination of this Agreement will not be affected or diminished in any way by the termination of this Agreement.

15.           General.

(a)           This Agreement may not be construed to grant and does not grant to Consultant any right or license with respect to any know-how, Confidential Information, trademarks or other proprietary right of the Company (apart from the right to make necessary use of the same in rendering Consulting Services under this Agreement).

(b)           Consultant acknowledges that his failure to comply with Sections 4 through 12 of this Agreement will irreparably harm the Company’s Business and that the Company will not have an adequate remedy at law in the event of such non-compliance. Therefore, Consultant acknowledges that the Company will be entitled to injunctive relief or specific performance without the posting of bond or other security, except as required by law, in addition to whatever other remedies it may have, at law or in equity, in any court of competent jurisdiction against any acts of non-compliance by Consultant under this Agreement.

(c)           Neither party will be responsible, either directly or indirectly, for any liability of the other party. Neither party is deemed an agent of the other party and no actions of either party will be inferred to create an agency relationship by third parties. Consultant shall not have the authority to bind or obligate the Company in any way and Consultant does not represent that he has such authority.

(d)           Should any provisions of this Agreement be held illegal, invalid or unenforceable by any court or regulatory agency of competent jurisdiction, such provision is to be modified by such court or regulatory agency in compliance with the law and, as modified, enforced. All other terms and conditions of this Agreement will remain in full force and effect and are to be construed in accordance with the modified provision as if such illegal, invalid or unenforceable provision had not been contained in this Agreement.

(e)           The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought before The American Arbitration Association in the State of California and interpreted under the laws of the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such arbitrations in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. The service of any notice, process, motion or other document in connection with an action under this Agreement may be effectuated by either personal service upon a party or by certified mail duly addressed to him at his address set forth in Section 15(k) below.

(f)           None of the terms of this Agreement is deemed waived or amended by either party unless such a waiver or amendment specifically references this Agreement and is in writing signed by an authorized representative of the party to be bound. Any such signed waiver is effective only in the specific instance and for the specific purpose for which it was made or given.

(g)          This Agreement is binding upon and inures to the benefit of the heirs, successors, representatives and assigns of each party, but Consultant may not assign or delegate this Agreement without the prior written consent of the Company.

(h)          The headings in this Agreement are inserted for convenience only and do not effect the meaning of this Agreement.

(i)           This Agreement may be executed in multiple identical counterparts, all of which shall be considered one and the same agreement, and this Agreement shall become effective only when a counterpart has been executed by each party hereto and duly delivered to the other party to this Agreement.

(j)          Nothing expressed or implied in this Agreement is intended, or may be construed, to confer upon or give any Person other than the Company and Consultant any rights or remedies under, or by reason of, this Agreement.

(k)          All notices and other communications required or permitted under this Agreement are to be in writing and are duly given if delivered by a nationally recognized overnight courier service with delivery charges prepaid, or mailed by certified or registered mail, postage prepaid, receipt requested, or sent by telecopy, or sent by email, encrypted, receipt requested, to the appropriate party at the address specified below:

If to the Company, to:

ClickStream Corporation
1801 Century Park East
Suite 1201
Los Angeles, CA 90067
davidlkagel@earthlink.net

If to Consultant:

310 Bonnie Lane, Hollister, CA. 95023-6616
mjohara@charter.net

All notices, requests, demands, waivers and communications are deemed received on the date of delivery.

(l)           The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Consultant, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(m)         This Agreement is the entire understanding and agreement between the parties relating to this subject matter and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties relating to this subject matter.

(n)          The Company will undertake to register the securities mentioned herein (Paragraph 2 (c)), at its expense, under the appropriate section(s) of the Federal Securities Laws, during the next planned registration of any Company stock from, or within six (6) months of, the exercising of stock options by the Consultant, whichever occurs first.

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IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement as of the date and year first above written:

CLICKSTREAM CORPORATION

By: David L. Kagel, Secretary/Treasurer

MICHAEL J. O’HARA